Exhibit 99.1

Company/Investor Contact:

Dianne Will

Hemispherx Biopharma, Inc.

518-398-6222

ir@hemispherx.net

Hemispherx Biopharma Receives Complete Response Letter from FDA on

Ampligen® New Drug Application for Chronic Fatigue Syndrome

…Hemispherx will seek an End-of-Review Conference with the FDA

Philadelphia, PA – February 4, 2013 – Hemispherx Biopharma, Inc. (NYSE MKT: HEB) (the “Company” or “Hemispherx”), announced that it received a Complete Response Letter from the US Food and Drug Administration (“FDA”) declining to approve its new drug application (“NDA”) for Ampligen® for Chronic Fatigue Syndrome (“CFS”). The FDA said Hemispherx should conduct at least one additional clinical trial, complete various nonclinical studies and perform a number of data analyses.

In its Complete Response Letter (“CRL”), the FDA set forth the reasons for this action and provided recommendations to address certain of the outstanding issues. The Agency stated that the submitted data do not provide substantial evidence of efficacy of Ampligen® for the treatment of CFS and that the data do not provide sufficient information to determine whether the product is safe for use in CFS due to the limited size of the safety database and multiple discrepancies within the submitted data.

In the two pivotal clinical studies that form the basis of approval for Ampligen®, Hemispherx believes that the primary efficacy endpoints were met and that they showed a statistically significant improvement (i.e., with a p-value of 0.05 or less). The FDA and Hemispherx do agree that in clinical study AMP-502, the primary endpoint was met (p=0.02). In clinical study AMP-516, the FDA’s analysis resulted in a p-value of 0.10, while Hemispherx’s calculation resulted in a p-value of <0.05, and yet both analyses indicate that those patients on Ampligen® improved over those on placebo. With regard to safety, Hemispherx has provided data from the 845 subjects who have received Ampligen®, including 589 subjects suffering from severe CFS and over 200 CFS patients who have received Ampligen® for at least one year or longer. The Company believes that these data are sufficient to determine the safety profile of Ampligen®. At the December 20, 2012 FDA Advisory Committee meeting, 8 of the 13 Advisory Committee members voted yes on the question of “Is the safety profile of Ampligen® adequate for approval for the treatment of CFS?”

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Hemispherx plans to request an end-of-review conference with the FDA as a precursor to submitting a formal appeal to the Office of New Drugs in the FDA’s Center for Drug Evaluation and Research regarding the Agency's decision. The purpose of the conference is to review all of the issues raised in the Agency’s CRL as well as to discuss the corroborating data and experiences of clinicians and patients who have seen the benefits of Ampligen® therapy.

Hemispherx has become aware that a prominent CFS advocate and long-time CFS sufferer, who has been on Ampligen® since 1999 through a treatment IND, began a hunger strike on January 30, 2013 to seek FDA approval of Ampligen®. Hemispherx understands the frustration that there is still no FDA-approved treatment for CFS and the concern that patients may lose access to Ampligen® therapy. Out of concern for the health of the CFS community, Hemispherx has asked any hunger strikes be discontinued and that patients join in a collaborative effort between the FDA, Hemispherx, CFS clinicians and patient advocates to find a solution to this significant unmet medical need.

In the past, the FDA has shown great willingness to work with stakeholders to find solutions for serious and life-threatening illnesses. Dr. Margaret Hamburg, Commissioner of the FDA has previously stated that, “FDA has an important role to play in shaping the future of medical breakthroughs by bringing stakeholders together to identify and overcome challenges.” Hemispherx hopes that the FDA will view the Ampligen® end-of-review conference as an opportunity to involve patient advocacy, clinicians and researchers in a concentrated effort to do something for these patients over the near-term, including further evaluation of how new legislation, such as the recently enacted “FDASIA” statute, may have a role in finding a solution. The views of one internationally recognized researcher/clinician, Dr. Nancy Klimas, who has over 20 years’ experience evaluating and treating CFS patients, can be found at http://www.sciencedaily.com/releases/2013/01/130124183448.htm

DISCLOSURE NOTICE: The information in this press release and the article referenced therein includes certain “forward-looking” statements (explained below), including statements about the remaining steps, including the aforementioned end-of-review conference and appeals process, which the FDA may require and Hemispherx may take in further seeking FDA approval of the Ampligen® NDA for the treatment of Chronic Fatigue Syndrome. The final results of these and other ongoing activities could vary materially from Hemispherx’s expectations and could adversely affect the chances for approval of the Ampligen® NDA. Any failure to satisfy the FDA’s requirements could significantly delay, or preclude outright, approval of the Ampligen® NDA.

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About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® (FDA approved for a category of sexually transmitted diseases) and the experimental therapeutics Ampligen® and Alferon® LDO. Because both Ampligen® and Alferon® LDO are experimental in nature, they are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials with the referenced disorders. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®). The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “plans,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are based on the company’s current beliefs and expectations and represent the Company’s judgment as of the date of this release. The inclusion of forward-looking statements should not be regarded as a representation by Hemispherx that any of its plans will be achieved, including its intent to pursue the end-of-review conference and appeals process. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Hemispherx’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Examples of such risks and uncertainties include those set forth in the Disclosure Notice, above, as well as the risks described in Hemispherx’s filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K and Hemispherx’s beliefs that the Ampligen® NDA may be covered by the new provisions of the FDASIA statute, which are subject to FDA interpretation and implementation, or that such provisions, if applicable, will be helpful with regard to obtaining FDA approval of the Ampligen® NDA. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Hemispherx undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise revise or update this release to reflect events or circumstances after the date hereof.

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